URS CORPORATION 1999 EQUITY INCENTIVE PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT

         This NONSTATUTORY STOCK OPTION AGREEMENT (the "Agreement"), entered into as of November 5,1999, between URS CORPORATION, a Delaware corporation (the "Company"), and MARTIN M. KOFFEL (the "Optionee"),

WITNESSETH

         WHEREAS, the Company's Board of Directors has established the URS Corporation 1999 Equity Incentive Plan in order to provide selected employees and consultants of the Company and its Subsidiaries with an opportunity to acquire Common Shares of the Company; and

         WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Nonstatutory Stock Option described in this Agreement to the Optionee as an inducement to enter into or remain in the service of the Company and as an incentive for extraordinary efforts during such service.

         NOW, THEREFORE, it is agreed as follows:

I.       Grant of Option.

         A. Option. On the terms and conditions stated below, the Company hereby grants to the Optionee the option to purchase two hundred thousand (200,000) Common Shares at a price of Twenty-one Dollars and Forty-three and three quarters cents ($21.4375) per Common Share, which is agreed to be 100% of the fair market value thereof (as defined in the Plan) as of the Date of Grant. This option is not intended to be an Incentive Stock Opition.

         B. Equity Incentive Plan. This option is granted pursuant to the URS Corporation Equity Incentive Plan, a copy of which the Optionee acknowledges having received, read and understood. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Plan.

                                       1.

II.      No Transfer or Assignment of Option.

         Except as otherwise provided In this Agreement, this option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this option and the rights and privileges conferred hereby shall immediately become null and void.

III.    Right to Exercise.

         A. Vesting. Subject to the conditions stated herein, this option shall become exercisable in installments as follows:

            Date                                   Percentage Exercisable

       March 23,2000                                          20%

       March 23,2001                                          40%

       March 23,2002                                          60%

       March 23,2003                                          80%

       March 23,2004                                         100%

In addition, this option shall become exercisable in its entirety in the event that (i) a Change in Control occurs with respect to the Company or (ii) the Optionee's employment as a Key Employee terminates by reason of his death, Total and Permanent Disability or retirement at or after age 65.

         B. Minimum Number. This option shall not be exercised for less than 100 Common Shares at any one time, except that it may be exercised for all of the Common Shares then remaining subject to option, if less than 100 Common Shares.

                                       2.

IV.     Exercise Procedures.

         A. Notice of Exercise. The Optionee or the Optionee's representative may exercise this option by giving written notice to the Secretary of the Company pursuant to Section XI.D hereof. The notice shall specify the election to exercise this option and the number of Common Shares for which it is being exercised. The notice shall be signed by the person or persons exercising this option. In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative's right to exercise this option. The Optionee or the Optionee's representative shall deliver to the Secretary of the Company, at the time of giving the notice, payment in a form described in Section V hereof for the full amount of the Purchase Price.

         B. Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the Common Shares as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his spouse as community property or as joint tenants with right of survivorship). The Company shall cause such certificate or certificates to be delivered to or upon the order of the person exercising this option.

V.      Payment for Stock.

         Payment of the exercise price is due in fill upon exercise of all or any part of the option. The entire Purchase Price shall be paid in lawful money of the United States of America or in one of the forms described below:

         A. In the Company's sole discretion at the time this option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

        B. Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that the Optionee has held for the period required to avoid a charge to the Company's reported earnings (generally six months) or that the Optionee did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time the Optionee exercises this option, shall include delivery to the Company of the Optionee's attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, the Optionee may not exercise this option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.


                                       3.

VI.     Term and Expiration.

        A. Basic Term. This option shall be in any event expire on the date 10 years after the Date of Grant.

        B. Termination of Service (Except by Death). If the Optionee's service as a Key Employee terminates for any reason other than death, then this option shall expire on the earliest of the following occasions:

        1. The expiration date determined pursuant to Section VI.A above;

        2. The date three months after the termination of the Optionee's service as a Key Employee for any reason other than retirement from the Company on or after the date the Optionee attains age 65 or Total and Permanent Disability;

        3. The date 12 months after the termination of the Optionee' s service as a Key Employee because of his Total and Permanent Disability; or

        4. The date three years after the Optionee's retirement from the Company if such retirement occurs on or after the date on which the Optionee attains age 65.

The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option had become exercisable before the Optionee's service terminated or became exercisable as a result of the termination. The balance of this option shall lapse when the Optionee' s service as a Key Employee terminates. In the event that the Optionee dies after the termination of service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired this option directly from the Optionee by bequest, beneficiary designation or inheritance, but only to the extent that this option had become exercisable before the Optionee's service terminated.

        C. Death of Optionee. If the Optionee dies as a Key Employee, then this option shall expire on the earlier of the following dates:

        1. The expiration date determined pursuant to Section VI.A above; or

        2. The date 12 months after the Optionee's death.

All or part of this option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee's estate or by any person who has acquired this option directly from the Optionee by bequest, beneficiary designation or inheritance, but only to the extent that this option had become exercisable before the Optionee's death or became exercisable as a result of the Optionee's death. The balance of this option shall lapse when the Optionee dies.


                                       4.

        D. Leaves of Absence. For purposes of this Section VI, the Key Employee relationship shall be deemed to continue during any period when the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Committee).

VII.    Legality of Initial Issuance.

        No Common Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

        A. It and the Optionee have taken any actions required to register the Common Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

        B. Any applicable listing requirement of any stock exchange on which Common Shares are listed has been satisfied; and

        C. Any other applicable provision of state or federal law has been satisfied.

VIII.   No Registration Rights.

        The Company may, but shall not be obligated to, register or qualify the sale of Common Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Common Shares under this Agreement to comply with any law.

IX.     Restrictions on Transfer of Shares.

        A. Restrictions. Regardless of whether the offering and sale of Common Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such Common Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law or with restrictions imposed by the Company's underwriters.

        B. Investment Intent at Exercise. In the event that the sale of Common Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Common Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof; and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

        C. Legend. In the event that certificates evidencing Common Shares are acquired under this Agreement in an unregistered transaction, they shall bear the following restrictive


                                       5.

legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

        "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

        D. Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Common Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Common Shares but lacking such legend.

        E. Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section IX shall be conclusive and binding on the Optionee and all other persons.

X.      Tax Withholdlng.

        A. At the time Optionee exercises this option, in whole or in part, or at any time thereafter as requested by the Company, Optionee hereby authorizes withholding from payroll and any other amounts payable to Optionee, and otherwise agrees to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the option.

        B. Upon the Optionee's request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to Optionee upon the exercise of the option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, which satisfies federal, state, local and foreign tax obligations of the Company and the Optionee; provided that the Company shall not withhold shares of Common Stock at rates in excess of the minimum statutory withholding rates imposed upon the Company for federal and state tax purposes if such withholding would result in a charge to the Company's earnings for accounting purposes. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of the option, share withholding pursuant to the preceding sentence shall not be permitted unless Optionee makes a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of the option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of


                                       6.

Common Stock determined as of the date of exercise of the option that are otherwise issuable to Optionee upon such exercise. Any adverse consequences to Optionee arising in connection with such share withholding procedure shall be Optionee's sole responsibility.

        C. Optionee may not exercise this option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, Optionee may not be able to exercise the option when desired even though the option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

XI.     Miscellaneous Provisions.

        A. Reservation of Rights. Except as provided in the Plan, the Optionee shall have no rights by reason of (l) any subdivision or consolidation of shares of stock of any class, (2) the payment of any dividend or (3) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the Common Shares subject to this option. The grant of this option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

        B. Rights As a Stockholder. Neither the Optionee nor the Optionee's representative shall have any rights as a stockholder with respect to any Common Shares subject to this option until such Common Shares have been issued in the name of the Optionee or the Optionee's representative.

        C. No Employment Rights. Nothing in this Agreement shall be construed as giving the Optionee the right to be retained as a Key Employee. The Company reserves the right to terminate the Optionee's service at any time, with or without cause (subject to any employment agreement between the Optionee and the Company).

        D. Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice at the address shown below such party's signature on this Agreement, or at such other address as such party may designate by 10 days' advance written notice to the other party to this Agreement.

        E. Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.


                                       7.

        F. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

XII.    Definitions.

        "Agreement" shall mean this Nonstatutory Stock Option Agreement.

        "Change in Control" shall mean, for purposes of Section III.A of this Agreement only, the occurrence of any of the following events after the Date of
Grant:

        (a) a change in control required to be reported pursuant to Item 6(e) of
Schedule 14A of Regulation 14A under the Exchange Act;

        (b) a change in the composition of the Board of Directors of the Company (the "Board"), as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company 24 months prior to such change or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

        (c) any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then-outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that:

                (i) the beneficial ownership by a person of twenty percent (20%) or more, but less than a majority, of the Base Capital Stock in the ordinary course of such person's business and not with the purpose or effect of changing or influencing the control of the Company, and otherwise in a situation where the person is eligible to file a short-form statement on Schedule 13G under Rule 13d-l under the Exchange Act with respect to such beneficial ownership, shall be disregarded;

                (ii) any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company; and

                (iii) the beneficial ownership by Richard C. Blum & Associates, Inc. ("RCBA") or any person "afflliated" (within the meaning of the Exchange
Act) with RCBA (collectively, the "RCBA Group") of (w) shares of the Company's Series B Preferred Stock (x) additional shares of Series B Preferred Stock issued in payment of dividends on the Series B


                                       8.

Preferred Stock, (y) additional shares of the Company's Common Stock issued upon the conversion of the Series B Preferred Stock in accordance with its terms, and
(z) shares of other securities of the Company issued in exchange for the Series B Preferred Stock in accordance witb its terms (collectively, the "RCBA Preferrtd Investment Shares"), shall be disregarded unless and until the RCBA Group becomes the beneficial owner, directly or indirectly, of securities of the Company (including the RCBA Preferred Investment Shares) representing more than fifty percent (50%) of the Base Capital Stock; provided that the beneficial ownership of all or a portion of the RCBA Preferred Investment Shares by a third person who acquires such shares through purchase, assignment or other transfer from RCBA or another member of the RCBA Group, and the beneficial ownership by a third person not afliliated with the RCBA Group as of the date of this Agreement who acquires control of RCBA or the RCBA Group, shall not be disregarded.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the committee of the Company's Board of Directors described in Section 3(c) of the Plan.

        "Common Share" shall mean one share of the common stock of the Company, as adjusted in accordance with the Plan (if applicable).

        "Date of Grant" shall mean the date on which the Committee resolved to grant this option, which is also the date as of which this Agreement is entered into.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exercise Price" shall mean the amount for which one Common Share may be purchased upon exercise of this option, as specified in Section IA.

        "Incentive Stock Option" shall mean an employee incentive stock option described in section 422(b) of the Code.

        "Key Employee" shall mean (i) a key common-law employee of the Company or of a Subsidiary, as determined by the Committee or (ii) a consultant who provides services to the Company or a Subsidiary as an independent contractor and who is not a member of the Company's Board of Directors.

        "Plan" shall mean the TJRS Corporation 1999 Equity Incentive Plan, as in effect on the Date of Grant.

        "Purchase Price" shall mean the Exercise Price multiplied by the number of Common Shares with respect to which this option is being exercised.

        "Securities Act" shall mean the Securities Act of 1933, as amended.


                                       9.

        "Subsidiary" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation.

        "Total and Permanent Disability" Shall mean, for purposes of this Agreement only, that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than 12 months.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its officer duly authorized to act on behalf of the Committee, and the Optionee baa personally executed this Agreement.

OPTIONEE                                    URS CORPORATION

/s/ Martin M. Koffel                        By /s/ Joseph Masters
----------------------------------            ----------------------------------
    Martin M. Koffel                               Joseph Masters

Optionee's Address:                        Company's Address:

2772 Scott Street                          100 California Street, Suite 500
San Francisco, CalifornIa 94123            San Francisco, California 94111


                                      10.